Exhibit 8.1

May 8, 2014

TriCo Bancshares

63 Constitution Drive

Chino, California 95973

Re:	Federal Income Tax Opinion Issued to TriCo Bancshares in connection with the merger of North Valley Bancorp, into TriCo Bancshares

Ladies and Gentlemen:

We have acted as special counsel to TriCo Bancshares, a California corporation (the “Company”) in connection with the merger (the “Merger”) of North Valley Bancorp, a California corporation (“North Valley”) with and into the Company, with the Company as the Surviving Corporation, pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of January 21, 2014 between the Company and North Valley (the “Merger Agreement”). Pursuant to the requirements of Section 7.2(k) of the Merger Agreement, you have asked us to render certain opinions with respect to the federal income tax treatment of the Merger under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

Set forth below are our opinions, together with the representations, assumptions and documents upon which we have relied in rendering our opinions.

A.	Documents Reviewed

In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

1. the Merger Agreement;

2. the Registration Statement of the Company originally filed on Form S-4 with the Securities and Exchange Commission on May 8, 2014 (the “Registration Statement”);

One Embarcadero Center, 30th Floor, San Francisco, California 94111 Telephone: 415.291.7400 Fax: 415.291.7474

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TriCo Bancshares

May 8, 2014

3. the Certificates of the Company and North Valley, delivered to us today, with respect to various factual representations and certifications (collectively, the “Certificates”); and

4. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

B.	Representations

In connection with the opinions rendered below, we have reviewed and relied upon the factual representations set forth in the Certificates.

C.	Assumptions

In connection with the opinions rendered below, we have assumed that:

1. all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;

2. the Merger and other transactions specified in the Merger Agreement will be consummated as contemplated in the Merger Agreement, without waiver of any material provision thereof;

3. the Merger will qualify as a statutory merger under the applicable laws of the state of California;

4. the Merger will be reported by the Company and North Valley on their respective income tax returns in a manner consistent with the opinion set forth below; and

5. the Certificates are true and accurate in all material respects now and will be true and accurate in all material respects as of the Effective Time of the Merger.

D.	Opinion

Based solely upon the documents and assumptions set forth above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and as of the date of the Effective Time of the Merger and subject to the limitations set forth herein and the assumptions, limitations and qualifications set forth in the Registration Statement:

TriCo Bancshares

May 8, 2014

1. the Merger will qualify and be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; and

2. the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Merger” are correct in all material respects and the discussion thereunder represents an accurate summary of the United States federal income tax consequences of the Merger that are material to the United States shareholders of North Valley.

E.	Limitations

1. Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury Regulations promulgated thereunder (the “Regulations”), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

2. The opinions expressed herein represent counsel’s best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates. To the extent that any of the factual representations provided to us in the Certificates are with respect to matters set forth in the Code or the Regulations, the individuals making the factual representations have reviewed with their respective legal counsel (to the extent requested) the relevant portions of the Code and the applicable Regulations and we are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the assumptions set forth above, the provisions contained in the Merger Agreement or any other documents or the factual representations set forth in the Certificates. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by either the Company or North Valley) could adversely affect the opinions stated herein.

TriCo Bancshares

May 8, 2014

3. No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement.

4. Our opinion is a limited scope opinion that addresses only the issues described in Section D of this letter. Additionally issues may exist that affect the federal income tax treatment of the Merger or the parties to the Merger that are not addressed by this limited scope opinion and this opinion cannot be relied on for the purpose of avoiding tax penalties with regard to such federal income tax issue that is not addressed in Section D of this letter.

5. This opinion letter is issued to the Company solely for the benefit of the Company in connection with the Merger. We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ MANATT, PHELPS & PHILLIPS, LLP